Exhibit 10.20

                 Subscription and Stockholders' Agreement among
                           CNL Hotel Investors, Inc.,
                    Five Arrows Realty Securities II L.L.C.,
                          CNL Hospitality Partners, LP
                      and CNL Hospitality Properties, Inc.,
                            dated February 24, 1999



                                  SUBSCRIPTION

                                       AND

                             STOCKHOLDERS' AGREEMENT

                          dated as of February 24, 1999

                                      among

                            CNL HOTEL INVESTORS, INC.

                                       and

                                THE STOCKHOLDERS
                                  NAMED HEREIN




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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

ARTICLE I         CAPITAL STRUCTURE........................................ 2
   1.1   Authorized Capital................................................ 2
   1.2   Capital Commitments............................................... 2
   1.3   Drawdowns of Capital Commitment of the Capital Stockholders....... 3
   1.4   Default and Consequences of Default............................... 4
   1.5   Conditions to each Drawdown....................................... 5
   1.6   Purchase of Class D Junior Preferred Stock........................ 7

ARTICLE II        CORPORATE GOVERNANCE..................................... 7
   2.1   Articles of Incorporation and By-laws............................. 7
   2.2   Number of Directors............................................... 7
   2.3   Initial Board of Directors........................................ 7
   2.4   Director Approval Required For Certain Action..................... 9
   2.5   Covenant to Vote..................................................10
   2.6   No Voting or Conflicting Agreements...............................11
   2.7   Actions Consistent with Agreement.................................11
   2.8   Conflict with Articles or Bylaws..................................11

ARTICLE III       RESTRICTIONS ON TRANSFER OR ISSUANCE OF COMMON STOCK.....12
   3.1   General Prohibition on Transfers..................................12
   3.2   Compliance with Securities Laws...................................12
   3.3   Permitted Transfers...............................................13
   3.4   Sales of Stock by Five Arrows; Company Sale Transactions..........13
   3.5   Hospitality Partners' Right of First Offer........................15
   3.6   Mandatory Exchange at the Option of Hospitality Partners..........16

ARTICLE IV        EXCHANGE OF CLASS A PREFERRED STOCK......................17
   4.1   Definitions.......................................................17
   4.2   Exchange of Class A Preferred Stock...............................19

ARTICLE V         LEGENDS ON STOCK CERTIFICATES............................24
   5.1   Legends on Stock Certificates.....................................24

ARTICLE VI        CLOSING..................................................25
   6.1   Closing  .........................................................25

ARTICLE VII       REPRESENTATIONS AND COVENANTS............................25
   7.1   Representations of CHP............................................25
   7.2   Covenants of CHP..................................................25
   7.3   Representations of Five Arrows....................................27
   7.4   Covenants of Five Arrows..........................................27
   7.5   Representations of Hospitality Partners...........................27

ARTICLE VIII      MISCELLANEOUS............................................28
   8.1   Expenses .........................................................28
   8.2   Injunctive Relief.................................................28
   8.3   Notice   .........................................................28
   8.4   Successors and Assigns............................................28
   8.5   Governing Law.....................................................29
   8.6   Headings .........................................................29
   8.7   Entire Agreement; Amendment.......................................29
   8.8   Inspection........................................................29
   8.9   Counterparts......................................................29

                    SUBSCRIPTION AND STOCKHOLDERS' AGREEMENT


                  AGREEMENT, dated as of February 24, 1999, by and among CNL Hotel Investors, Inc., a Maryland corporation (the "Company"), Five Arrows Realty Securities II L.L.C., a Delaware limited liability company ("Five Arrows"), CNL Hospitality Partners, LP, a Delaware limited partnership ("Hospitality Partners", and together with Five Arrows, individually and collectively, the "Capital Stockholders") and CNL Hospitality Properties, Inc., a Maryland corporation ("CHP"), which owns, through its wholly-owned subsidiaries, all of the outstanding equity interests of Hospitality Partners. Five Arrows, Hospitality Partners, CHP and any other person who shall hereafter acquire shares of Common Stock, $.01 par value, of the Company (the "Common Stock") or shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock or Class D Junior Preferred Stock of the Company (the "Preferred Stock" together with the Common Stock, the "Stock"), pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement are sometimes hereinafter referred to individually as a "Stockholder" or, collectively, as the "Stockholders." Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Articles and the Articles Supplementary (each as defined herein) of the Company.

                                    RECITALS

                  Five Arrows, CHP, and Hospitality Partners have formed the Company to acquire, hold, own, develop, maintain, operate, sell, transfer, exchange and otherwise dispose of real property as a real estate investment trust within the meaning of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

                  A purpose of the Company is to acquire from various sellers affiliated with Western International ("WI") 100% of the partnership interests in partnerships that own certain hotels identified on Exhibit 1.3 hereto or, with the consent of Five Arrows, such other hotels as may be substituted in lieu thereof of similar quality, characteristics and subject to the same cross-default obligations as the hotels identified on Exhibit 1.3 (the "Hotels") and to manage the Hotels (the "Business").

                  The Hotels are expected to be subject to leases with a new entity affiliated with WI.

                  Concurrently herewith, Five Arrows and CHP are entering into that certain Securities Purchase Agreement (the "CHP Securities Purchase Agreement"), dated the date hereof, pursuant to which Five Arrows has committed to purchase from time to time up to 1,578,947 shares of CHP common stock, par value $.01 per share ("CHP Common Stock") for a maximum aggregate purchase price of up to $14,999,996.50 (the "CHP Investment Amount").

                  Concurrently herewith, Five Arrows and CNL Hospitality Advisors, Inc. ("Advisor"), an affiliate of CHP and Hospitality Partners, are entering into that certain Securities Purchase Agreement, dated the date hereof (together with the agreements contemplated thereby, the "Advisor Investment Documents"), pursuant to which Advisor will sell to Five Arrows 200 shares of Advisor Class A common stock.

                  Concurrently herewith, the Company and Advisor are entering into the Management Agreement, dated the date hereof, pursuant to which Advisor will provide to the Company the services provided therein with respect to the Hotels.

                  In connection with the acquisition of the Hotels and to provide a portion of the funds required therefor, the Stockholders have agreed, among other things, to contribute to the Company up to a maximum amount of $90,868,997.76, upon the terms and conditions set forth herein.

                  The Company and the Stockholders also deem it in their respective best interests to provide for the corporate governance of the Company and desire to enter into this Agreement in order to effectuate that purpose. The Stockholders also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Stock (including Stock issued and outstanding as of the date hereof, as well as Stock which may be issued hereafter), and to provide for certain rights and obligations in respect thereto as hereinafter provided.

                  In consideration of the promises and of the terms and conditions herein contained, the parties hereto mutually further agree as follows:

                                    ARTICLE I

                                CAPITAL STRUCTURE

                  1.1 Authorized Capital. As of the date hereof, the Company represents and warrants that it has the following authorized capital stock, none of which has been issued: (i) 99,776 shares of Common Stock; and (ii) 151,854 shares of Preferred Stock of which 50,886 shares have been designated as 8% Class A Cumulative Preferred Stock, liquidation preference $1,000 per share (the "Class A Preferred Stock"), 39,982 shares of 9.76% Class B Cumulative Preferred Stock, liquidation preference $1,000 per share (the "Class B Preferred Stock"), 50,986 shares of 8% Class C Cumulative Preferred Stock, liquidation preference $1,000 per share (the "Class C Preferred Stock"), and 10,000 shares of Class D Junior Preferred Stock, liquidation preference $1,000 per share (the "Class D Junior Preferred Stock"). The foregoing Stock has the rights, privileges and limitations provided in the Articles of Incorporation and the respective Articles Supplementary designating each a class of preferred stock.

                  1.2 Capital Commitments. By its execution hereof, (a) Five Arrows hereby commits to purchase, upon the terms and subject to the conditions set forth herein, from the Company up to 50,886 shares of Common Stock at a purchase price of $.01 per share, and up to 50,886 shares of Class A Preferred Stock at a purchase price of $1,000 per share for a maximum aggregate purchase price of up to $50,886,508.86 (the "Five Arrows Capital Commitment"), and (b) Hospitality Partners hereby commits to purchase, upon the terms and subject to the conditions set forth herein, from the Company up to 48,890 shares of Common Stock at a purchase price of $.01 per share and up to 39,982 shares of Class B Preferred Stock at a purchase price of $1,000 per share for a maximum aggregate purchase price of up to $39,982,488.90 (the "Hospitality Partners Capital Commitment", and together with the Five Arrows Capital Commitment, the "Capital Commitments").

                  1.3 Drawdowns of Capital Commitments of the Capital Stockholders. Subject to Section 1.4 hereof, the Capital Stockholders shall be required to fund a portion of their Capital Commitments from time to time, subject to the following terms and conditions:

                  (a) Each Capital Stockholder shall be required to fund its Capital Commitment only in connection with and for the purposes of facilitating (by the use of the proceeds for the acquisition price and related unaffiliated third party expenses including, without limitation, costs related to the incorporation of the Company, purchase price deposits and fees and expenses incurred by the Company in connection with the Senior Loan Facility) the acquisition of a Hotel identified on Exhibit 1.3 attached hereto (each Hotel acquisition and the related acquisition expenses thereof, a "Portfolio Investment") by the Company pursuant to the related Hotel purchase agreement.

                  (b) The Company shall provide to each Capital Stockholder notice (a "Notice of Drawdown") at least 10 business days prior to the date any portion of the Capital Commitment is required (a "Drawdown"). Each Notice of Drawdown shall give in reasonable detail a description of the Portfolio Investment, the material terms and conditions of the acquisition, any purchase price deposit or other expenditure, and the proposed closing date of such Portfolio Investment. The Notice of Drawdown shall specify the aggregate purchase price of the Portfolio Investment and the portion of such Capital Stockholder's Capital Commitment required in connection with such Drawdown (determined in accordance with subparagraph (d) below) and number of shares of Class A or Class B Preferred Stock, as applicable, and Common Stock to be purchased by such Capital Stockholder in proportion to such Capital Stockholder's Capital Commitment.

                  (c) Each Capital  Stockholder shall deliver to the Company the portion of such Capital Stockholder's Capital Commitment specified in the Notice of Drawdown, in cash or other immediately available funds, on the date of Drawdown specified in the Notice of Drawdown. Upon receipt of such portion of such Capital Stockholder's Capital Commitment, the Company shall deliver to each Capital Stockholder that number of shares of Class A or Class B Preferred Stock, as applicable, and Common Stock equal to the amount specified in the Notice of Drawdown.

                  (d) Subject to Section 1.4, the required portion of each Capital Stockholder's Capital Commitment shall be equal to the lesser of (A) such Capital Stockholder's pro rata share (based on remaining Capital Commitments of the Capital Stockholders) of the aggregate amount required for the Company to acquire such Portfolio Investment (or to make the purchase price deposit or other expenditure which is the subject of the applicable Notice of Drawdown) and (B) such Capital Stockholder's remaining Capital Commitment.

                  (e) No Capital  stockholder shall be required to contribute to
         the  Company  any  portion  of  such  Capital   Stockholder's   Capital
         Commitment after December 31, 1999.

                  1.4 Default and Consequences of Default. (a) In the event that a Stockholder fails to contribute to the Company its required Capital Commitment by the date specified in the Notice of Drawdown (a "Default") any portion of the Capital Commitment required to be contributed (a "Defaulted Capital Commitment") by such Stockholder (a "Defaulting Stockholder"), the non-Defaulting Stockholder, in its sole discretion, may take or cause to be taken any and all of the following actions individually but not in combination:

                           (i) loan to the Company an amount equal to the Defaulted Capital Commitment, bearing an interest rate equal to the prime rate as announced by Citibank, N.A. on the date of such loan plus 400 basis points per annum and on such other terms and conditions as are satisfactory to the non-Defaulting Stockholder;

                           (ii) contribute to the Company an amount equal to the Defaulted Capital Commitment in exchange for additional shares of either Class A or Class B Preferred Stock as determined by the non-Defaulting Stockholder (in either case at a purchase price of $1,000 per share) and Common Stock (calculated as provided in Section 1.4(b); or

                           (iii) notwithstanding any provision to the contrary contained in this Agreement, arrange for and cause the Company to borrow from a third party an amount not to exceed the Defaulted Capital Commitment.

                  (b) (i) If the non-Defaulting Stockholder funds such Defaulted Capital Commitment (or causes it to be funded) pursuant to this Section 1.4, then the percentage ownership of the Common Stock owned by the non-Defaulting Stockholder (the "Default Adjusted Percentage") shall be equal to the sum of (A) the product of (1) 200% times (2) a fraction the numerator of which is the Defaulted Capital Commitment and the denominator of which is $90,868,000 plus (B) 51%, if Five Arrows is the non-Defaulting Stockholder, or 49%, if Hospitality Partners is the non-Defaulting Stockholder, as the case may be. The percentage ownership of Common Stock owned by the Defaulting Stockholder, if any, shall be, after giving effect to the Default Adjusted Percentage, to the extent a positive number, 100% minus the Default Adjusted
         Percentage. The Company shall promptly issue to the non-Defaulting Stockholder, for no additional consideration, such shares of Common Stock as are necessary to implement this Section 1.4(b)(i).

                           (ii) Notwithstanding the foregoing, if the Defaulting Stockholder shall contribute within 60 days of the date originally specified in the Notice of Drawdown an amount equal to all of the Defaulted Capital Commitment, plus an amount equal to 10% of such Defaulted Capital Commitment, plus, if any, the amount of premiums, prepayments penalties, charges and reasonable out-of-pocket expenses incurred by the Company and the non-Defaulting Stockholder, as the case may be, in connection with the alternative financing arranged pursuant to Section 1.4(a) above (the "Increased Capital Commitment"), then the percentage ownership of Common Stock by the Defaulting Stockholder and the non-Defaulting Stockholder shall revert back to the amount it would have been without giving effect to the adjustment provided in Section 1.4(b)(i), and any shares of Preferred Stock and Common Stock purchased by the non-Defaulting Stockholder by contributing the Defaulted Capital Commitment shall be canceled (and in connection therewith the Company shall refund to the non-Defaulting Stockholder the Defaulted Capital Commitment) and the Defaulting Stockholder shall receive the class and number of shares of Preferred Stock and Common Stock that such Stockholder would have received had no such default occurred. Within 5 days of the receipt of the Increased Capital Commitment by the Company, the Company shall pay to the non-Defaulting Stockholder the excess, if any, of the Increased Capital Commitment over (A) any premiums, prepayment penalties, charges and out-of-pocket expenses reasonably incurred and paid by the Company in connection with the alternative Financing arranged pursuant to clause (iii) above and (B) the Defaulted Capital Commitment.

                  (c) In no event shall Hospitality Partners be deemed a Defaulting Stockholder to the extent the amount of any Defaulted Capital Commitment is less than or equal to the amount that Five Arrows has defaulted on its obligation to contribute capital to CHP in accordance with and to the extent required by the CHP Securities Purchase Agreement.

                  1.5      Conditions to each Drawdown.

                  (a) The obligation of Five Arrows to make contributions pursuant to any Notice of Drawdown shall be subject to the following conditions precedent (and, if any such condition is not satisfied, other than solely due to actions or omissions of Five Arrows, then Five Arrows shall not be deemed to be a Defaulting Stockholder with respect to such Notice of Drawdown):

                           (i)  no  default  by  Hospitality   Partners  in  the
         observance or performance of any material agreement contained in this Agreement shall have occurred and be continuing;

                           (ii) no Event of Default under Section 11(a) of the Articles Supplementary designating the Class A Preferred Stock shall have occurred and be continuing;

                           (iii) no default by the Company in the observance or performance of any material agreement contained in this Agreement or the Articles Supplementary designating the Class A Preferred Stock shall have occurred and be continuing;

                           (iv) no default by CHP in the observance or performance of any material agreement contained in the CHP Securities Purchase Agreement or the agreements contemplated thereby shall have occurred and be continuing;

                           (v) all documents related to the financing of the Hotels by the Company and all other material documents required to be delivered by the Company thereunder or in connection with the transactions contemplated hereunder and thereunder and any material changes, amendments, modifications or waivers thereto shall have been approved by Five Arrows, in its sole discretion;

                           (vi) all documents related to the leases of the Hotels and all the governing documents relating to each of the tenants thereunder shall have been approved by Five Arrows, in its sole discretion;

                           (vii) the acquisition of the Portfolio Investment to which such Notice of Drawdown relates shall be made by the Company in all material respects in accordance with the purchase agreement related to such acquisition and any material amendment, modification, changes or waiver thereto shall have been approved by each Stockholder;

                           (viii) no material default or breach under any Advisor Investment Document shall have occurred and be continuing and such agreements shall be in full force and effect; and

                           (ix) the Company shall have purchased officers' and directors' liability insurance in such amounts and on such terms as are customary for entities engaged in the same or similar business as the Company and as are reasonably acceptable to Five Arrows.

                  (b) The obligation of Hospitality Partners to make contributions pursuant to any Notice of Drawdown shall be subject to the following conditions precedent (and, if any such condition is not satisfied, other than solely due to actions or omissions of Hospitality Partners, then Hospitality Partners shall not be deemed to be a Defaulting Stockholder with respect to such Notice of Drawdown):

                           (i) no default by Five Arrows in the observance or performance of any material agreement contained in this Agreement shall have occurred and be continuing;

                           (ii) in the event that the directors designated by Five Arrows constitute a majority of the Board (as defined herein), no default by the Company in the observance or performance of any material agreement contained in the Articles Supplementary designating the Class B Preferred Stock shall have occurred and be continuing;

                           (iii) no default by Five Arrows in the observance or performance of any material agreement contained in the CHP Securities Purchase Agreement or the agreements contemplated thereby shall have occurred and be continuing;

                           (iv) in the event that the directors designated by Five Arrows constitute a majority of the Board, the acquisition of the Portfolio Investment to which such Notice of Drawdown relates shall be made by the Company in all material respects in accordance with the purchase agreement related to such acquisition and any material amendment, modification, changes or waiver thereto shall have been approved by each Stockholder;

                           (v) no material default or breach under any Advisor Investment Document shall have occurred and be continuing and such agreements shall be in full force and effect; and

                           (vi) the Company shall have purchased officers' and directors' liability insurance in such amounts and against such risks as is customary for an entity engaged in the same or similar business as the Company.

                  1.6 Purchase of Class D Junior Preferred Stock. If a Distribution Nonpayment Event under the Articles Supplementary designating the Class A Preferred Stock occurs and the election has been made to increase the Distribution Rate by 2.5% per annum as provided in Section 11(A) of such Articles Supplementary, then Hospitality Partners may, if it desires, within 15 days of such election purchase from the Company a sufficient number of shares of Class D Junior Preferred Stock (and no more than such number rounded to the nearest whole share) as is necessary to permit the Company to pay to the holders of Class A Preferred Stock the defaulted amount of any such distribution and shall be entitled, if it desires, to purchase on or before any subsequent Distribution Payment Date on the Class A Preferred Stock a sufficient number of shares of Class D Junior Preferred Stock (and no more than such number rounded to the nearest whole share) to permit the Company to pay the full distribution due on such Distribution Payment Date in respect of the outstanding Class A Preferred Stock. The Company shall promptly distribute, in cash, the proceeds of any sale of Class D Junior Preferred Stock to the holders of shares of Class A Preferred Stock.


                                   ARTICLE II

                              CORPORATE GOVERNANCE

                  2.1 Articles of Incorporation and By-laws. The Articles of Incorporation (the "Articles"), the Articles Supplementary to the Articles (the "Articles Supplementary") and the By-laws of the Company (the "By-laws") are annexed hereto as Schedule 2.1A, Schedule 2.1B and Schedule 2.1C, respectively.

                  2.2 Number of Directors. The Company shall be governed by a Board of Directors (the "Board") initially consisting of three (3) members. The number of directors may thereafter be increased or decreased in accordance with the Certificate and the By-laws and the provisions of this Agreement.

                  2.3      Initial Board of Directors.

                  (a) Initially, and until the next meeting of stockholders, the Board shall consist of the following directors:

                           James M. Seneff, Jr.
                           Robert A. Bourne
                           Matthew W. Kaplan

                  Each  initial  director  shall hold his office  until the 1999 annual meeting of stockholders of the Company (or a special meeting of stockholders in lieu thereof) and until his successor is duly elected and qualified or until his earlier resignation or removal. Each Capital Stockholder agrees to vote all of its shares of Common Stock and use its best efforts to elect to the Board at the 1999 annual meeting of stockholders of the Company and subsequent annual meetings or at any special stockholders' meeting at which directors are to be elected (except as otherwise provided in this Section 2.3) two directors to be designated by Hospitality Partners, and one director to be designated by Five Arrows; provided that each such director designated pursuant to this Section 2.3(a) is reasonably acceptable to the Capital Stockholder not designating such director. Each Capital Stockholder agrees to take all actions necessary to vote all of its shares of Common Stock and use its best efforts to elect a successor to such director designated by the Capital Stockholder or Capital Stockholders that designated such former director; provided that such successor is reasonably acceptable to the non-designating Capital Stockholder. Except as otherwise provided herein and subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director or the entire Board may be removed from office at any time with cause by the affirmative vote of a majority of the votes of all shares of capital stock of the Company then outstanding entitled to vote in the election of directors, voting as a single class. Any director shall be removed upon a showing of cause by a Capital Stockholder that did not designate such director reasonably satisfactory to the Capital Stockholder that designated such director, and the designating Capital Stockholder agrees to take all actions necessary to vote all of its shares of Common Stock and use its best efforts to remove such director.

                  (b) Notwithstanding the preceding paragraphs of this Section 2.3, (i) if an Event of Default (as defined in the Articles Supplementary designating the Class A Preferred Stock ) shall have occurred and the holders of Class A Preferred Stock elect, under the Articles Supplementary classifying such class, the remedy of designating two (2) additional directors, the number of directors constituting the Board shall be increased by two (2) directors, and the holders of shares of Class A Preferred Stock voting as a single class shall be entitled to elect the two additional directors to serve on the Board until no Event of Default is continuing (at which time the holders of Class A Preferred Stock shall vote to remove such additional directors) or (ii) if Hospitality Partners is the Defaulting Stockholder in connection with a Defaulted Capital Commitment, the number of directors constituting the Board shall be increased by two
         (2) directors, and the holders of shares of Class A Preferred Stock voting as a single class shall be entitled to elect the two additional directors to serve on the Board as a permanent and fixed right of the Class A Preferred Stock; provided that such right shall terminate (at which time the holders of Class A Preferred Stock shall vote to remove such additional directors) if Hospitality Partners pays the Increased Capital Commitment in accordance with Section 1.4.

                  Any director elected to the Board by the holders of Class A Preferred Stock shall be removed, with or without cause, only by the affirmative vote of a majority of votes of all shares of Class A Preferred Stock then outstanding entitled to vote thereon or in accordance with the provisions of the Articles Supplementary of such preferred stock.

                  2.4      Director Approval Required For Certain Action.

                  (a) Subject to paragraph (b) of this Section 2.4, so long as at least 5% of the shares of Class A Preferred Stock issued pursuant to the terms hereof remain outstanding, the Company hereby agrees that none of the following actions may be taken by the Company without the consent of Five Arrows or the director(s) of the Company designated by Five Arrows:

                           (i) the sale, lease, assignment, transfer or other disposition of any of the Company's property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired and whether by distribution or otherwise, or, in the case of any Subsidiary, the issuance or sale any shares of such Subsidiary's Capital Interest to any Person other than the Company or any wholly owned Subsidiary of the Company or the entering into a merger or consolidation with another Person, other than sales of furniture, fixtures and equipment (i) in the ordinary course of business and not exceeding in the aggregate $300,000 in any twelve month period, or (ii) that the Board deems necessary to insure that the rents received by the Company from personal property leased by the Company with real property do not exceed 10%, as provided in the regulations promulgated under Section 512 of the Code;

                           (ii) the acquisition or leasing of assets (other than pursuant to the leases or management agreements related to the management of the Hotels) or Investments by the Company other than (A) the Portfolio Investments and (B) Investments in U.S. government backed securities or "no-load" mutual funds that are restricted to investing solely in U.S. government backed securities of reserves taken for working capital accounts;

                           (iii) the material amendment or modification of the Management Agreement (the "Management Agreement"), dated the date hereof, between the Company and CNL Hospitality Advisors, Inc.;

                           (iv) the discontinuance or disqualification of the Company's status as a Real Estate Investment Trust within the meaning of the Code; provided, however, that the consent of the director(s) of the Company designated by Hospitality Partners would be required if CHP would (with or without the passage of time) be disqualified as a Real Estate Investment Trust thereby and;

                           (v) the  incurrence of  Indebtedness,  other than (A)
         Indebtedness outstanding pursuant to the Senior Loan Facility as in existence on the Effective Date and (B) other Indebtedness in connection with (1) capital expenditures so long as such Indebtedness incurred for such capital expenditures is, in the aggregate, in an amount not exceeding $1,500,000 at any one time outstanding or (2) the payment of distributions required for the Company to maintain its REIT status and (C) Permitted Refinancing.

                  (b) The Company hereby agrees that none of the following actions may be taken by the Company without the consent of both (1) Five Arrows or the directors of the Company designated by Five Arrows, and (2) Hospitality Partners or the directors of the Company designated by Hospitality Partners:

                           (i) the entering into or conducting any business other than the Business and matters reasonably related to the Business;

                           (ii) even if the Articles of Incorporation were amended to provide otherwise, for so long as the Company is or may be a "pension-held REIT" as defined in Section 856(h)(3)(D) of the Code as determined by the counsel to the holders of a majority of shares of Class A Preferred Stock, engaging in any business or taking any action that would result in the Company realizing "unrelated business taxable income" within the meaning of Section 512 of the Code, if the Company were a "qualified trust' as defined in Section 856(h)(3)(E) of the Code; and

                           (iii) the entering into any transaction or series of related transactions (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service or the making of any Investment) with or in any affiliate other than (A) as provided by the Management Agreement and (B) leases to tenants affiliated with Rothschild Realty, Inc.

                  2.5      Covenant to Vote.

                  (a) Each Stockholder shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of establishing a quorum and shall vote all of the shares of Common Stock owned by such Stockholder upon any matter in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement. Each Stockholder also agrees to execute and deliver unanimous written consents in lieu of special meetings of stockholders to implement the terms of this Agreement if requested to do so by any Stockholder.

                  (b) In accordance with the provisions of Section 2.5(a) above and subject to Section 3.5 below, (i) if (A) an Event of Default under the Articles Supplementary designating the Class A Preferred Stock has occurred, (B) CHP shall breach or default under any provision of the CHP Securities Purchase Agreement, or (C) by the sixth anniversary of this Agreement, (1) shares of CHP Common Stock have not been listed on a recognized U.S. national securities exchange or included in the National Association of Securities Dealers Inc.-National Market System, or (2) shares of CHP Common Stock shall have been so listed or included but shall have failed to achieve a 30 trading day average trading price per share (during any 30-day period) of $12.50 or greater, or (3) upon exchange of all shares of Class A Preferred Stock held by Five Arrows into shares of CHP Common Stock, Five Arrows would own more than 10% of the outstanding shares of CHP Common Stock (each of the events described in clause (1), (2) and (3) individually and collectively, a "Trigger Date Event"), then each Stockholder shall, at the request of holders of a majority of the shares of Class A Preferred Stock, promptly vote all shares of Common Stock or Preferred Stock owned by such Stockholder to liquidate, dissolve or wind-up the Company or (ii) if the holders of a majority of Class A Preferred Stock desire to sell, transfer or otherwise dispose of any or all of the Hotels (a "Hotel Sale"), then each Stockholder shall, at the request of such holders of Class A Preferred Stock, promptly vote all shares of Common Stock and Preferred Stock owned by such Stockholder in favor of the resolution proposed by the holders of a majority of the Class A Preferred Stock to sell, transfer or otherwise dispose of any or all such Hotels. Each of the Stockholders hereby agrees that in the event of a liquidation, dissolution or winding-up of the Company, such liquidation, dissolution or winding-up shall be completed and the proceeds therefrom shall be distributed within two years from the date thereof.

                  (c) If Five Arrows is a Defaulting Stockholder and has not cured its default within 60 days, then at the request of the holders of shares of Class B Preferred Stock, Five Arrows shall promptly vote all shares of Common Stock and Class A Preferred Stock then owned by Five Arrows in favor of the liquidation, dissolution or winding-up of the Company.

                  2.6 No Voting or Conflicting Agreements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to its Common Stock, nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any person with respect to Preferred Stock or Common Stock, inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Preferred Stock or Common Stock that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Preferred Stock or Common Stock. No Stockholder shall act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of Preferred Stock or Common Stock in any manner which is inconsistent with the provisions of this Agreement. Actions taken by the Board or the Stockholders to find purchasers to acquire shares of capital stock or to find purchasers to acquire the Company as contemplated by this Agreement shall not be deemed prohibited hereunder.

                  2.7 Actions Consistent with Agreement. Neither the Company nor the Stockholders shall circumvent this Agreement by taking any action indirectly through a subsidiary, affiliate or otherwise that would be prohibited under this Agreement.

                  2.8 Conflict with Articles or By-laws. In the event of any conflict or inconsistency between or among the provisions of this Agreement and the Articles, Articles Supplementary or By-laws in effect at any time during the term of this Agreement, the provisions of this Agreement shall govern and be deemed controlling and each Stockholder agrees to vote all of its or his shares of capital stock and to cause the Board to authorize and approve such amendments to the Articles and/or the By-laws as shall resolve and remove any such conflicts or inconsistencies.

                                   ARTICLE III

              RESTRICTIONS ON TRANSFER OR ISSUANCE OF COMMON STOCK

                  3.1      General Prohibition on Transfers.

                  (a) Notwithstanding anything to the contrary set forth herein,
         (i) no Stockholder shall directly or indirectly Transfer (as defined in the Articles) any shares of Preferred Stock without at the same time transferring a proportionate number of shares of Common Stock then held by it, and vice versa, and (ii) except as provided in Section 3.3 (Permitted Transfers), 3.4 (Sales of Preferred and Common Stock by Five Arrows and Company Sale Transactions), and 3.5 (Hospitality Partners' Right of First Refusal), and except for sales pursuant to any registration statement which becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), no Stockholder shall directly or indirectly Transfer any Stock during the term hereof, unless such Transfer shall have been effected in accordance with the terms of this Agreement or with the prior written consent of all of the Stockholders.

                  (b) Except in the event of (i) the Transfer of all of the then outstanding Preferred Stock and Common Stock of the Company to one or more purchasers in a contemporaneous transaction, (ii) the merger or consolidation of the Company, (iii) the sale or other transfer of all or substantially all of the assets and business of the Company or (iv) any similar transaction resulting in a change in control of the Company, in each case consummated with another person or entity which is not an affiliate of the Company prior to the consummation of such transaction (each such transaction being a "Company Sale Transaction"), no Transfer by any Stockholder of any Preferred Stock or Common Stock permitted under this Agreement shall be effective at any time prior to the termination of this Agreement unless the transferee shall have executed an appropriate document confirming that (i) the transferee takes such Stock subject to all of the terms and conditions of this Agreement and (ii) the certificates or other instruments representing such Stock shall bear a legend that such Stock is subject to the terms of this Agreement, and such document shall have been delivered to the Board prior to such transferee's acquisition of Stock. The Company shall not transfer upon its books any Stock held or owned by any Stockholder to any person except in accordance with this Agreement.

                  3.2 Compliance with Securities Laws. Unless otherwise explicitly provided herein, except in connection with a sale of Stock included in a registered public offering in accordance with the Securities Act, or sales of Stock pursuant to Rule 144 thereunder, no Stockholder shall Transfer any Stock to any person (regardless of the manner in which such Stockholder initially acquired such Stock) at any time prior to the termination of this Agreement unless the certificates or other instruments representing such securities bear legends as provided in Article IV to the effect that such securities are not registered under the Securities Act and are subject to the terms of this Agreement. No Stockholder shall Transfer any Stock at any time if such action would constitute a violation of any state securities or blue sky laws or a breach of the conditions to any exemption from registration of Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder.

                  3.3 Permitted Transfers. Except as otherwise provided in this Agreement, the restrictions contained in Section 3.1(a) of this Agreement with respect to Transfers of Stock shall not apply to: (a) any Transfer to a Stockholder or to a designee of a Stockholder permitted by this Agreement; (b) any Transfer to any wholly-owned subsidiary or parent entity of any Stockholder, or any other wholly-owned subsidiary of such parent entity (it being understood with respect to a wholly-owned subsidiary or parent entity or other wholly-owned subsidiary of such parent entity that the later sale of such subsidiary or any shares of capital stock of such subsidiary or parent entity or any other wholly-owned subsidiary of such parent entity would constitute an indirect sale of Stock by such corporate Stockholder which sale may only be made within the terms of this Agreement); (c) any Transfer that would not violate the Company's obligations under Section 2.1 of the Consent and Amendment to Management
Agreements, each dated as of February 24, 1999, among the Company, the respective tenant and the respective property of manager named therein by Five Arrows to a third party (a "Section 3.3.(c) Transferee") which has a similar reputation and financial stability to that of Five Arrows and which is not a direct competitor of CHP; (d) any Transfer to the members, partners or stockholders of any Stockholder; (e) any Transfer to a party to this Agreement; and (f) any Transfer approved by the unanimous vote of the Board; provided, that
(i) in each of clauses (a) through (f), such Transfer otherwise complies with the provisions of this Agreement, with each transferee, donee or distributee (a "Permitted Transferee") agreeing in writing to take subject to and to comply with all of the provisions of this Agreement in accordance with Section 3.1(b) and each such Permitted Transferee shall be deemed to take such securities subject to all of the other provisions of this Agreement, and shall be deemed to take such securities subject to the restrictions endorsed thereon, and any certificates issued by the Company to reflect such transfer shall be appropriately legended, and (ii) in the case of a Transfer by a corporate Stockholder to a wholly-owned subsidiary or parent entity or any other wholly-owned subsidiary of such parent entity, such subsidiary or parent entity or other wholly-owned subsidiary of such parent entity shall agree to have its shares of equity stock legended to note the restrictions on transfer contained in this Agreement as if they were Stock, any Permitted Transferee so acquiring Stock, as a successor or assignee hereunder, be deemed to take such securities subject to all of the other provisions of this Agreement, and shall be deemed to take such securities subject to the restrictions endorsed thereon, and any certificates issued by the Company to reflect such Transfer shall be appropriately legended.

                  3.4  Sales of Stock by Five Arrows; Company Sale Transactions.

                  (a) Subject to the provisions of paragraph (b) of this Section
         3.4 relating to Company Sale Transactions (as defined in Section 3.1(b) hereof) and Section 3.5, at any time from and after a Trigger Date Event if Five Arrows seeks to Transfer any of its shares of Common Stock and an equal number of shares of Class A Preferred Stock (a "Share Sale Transaction") to one or more unaffiliated third parties (other than a Permitted Transferee) (each an "Independent Third Party"), Five Arrows shall give Hospitality Partners and the other Stockholders, (the "Remaining Stockholders") a written notice which specifies the identity of the proposed purchaser(s), the number of shares of Common Stock and Class A Preferred Stock proposed to be purchased and the consideration proposed to be paid by such purchaser(s) for each share of Common Stock and Class A Preferred Stock (the "Share Sale Notice"). If the Share Sale Notice so directs, the Remaining Stockholders shall Transfer, on the same terms and conditions as Five Arrows proposes to Transfer shares of Common Stock and Class A Preferred Stock, the number of shares of Common Stock and Preferred Stock, owned by the Remaining Stockholders (the "Included Shares") which is calculated in the manner specified the second succeeding sentence. If the Share Sale Notice does not direct the Remaining Stockholders to include their shares in the proposed Transfer, then the Remaining Stockholders shall have the option, exercisable in writing no later than within fifteen (15) days following the delivery to the Remaining Stockholders of the Share Sale Notice, to require Five Arrows to include in such proposed Transfer, on the same terms and conditions as Five Arrows proposes to Transfer its shares of Common Stock and Class A Preferred Stock, the Included Shares of such Remaining Stockholders, calculated in the manner specified in the following sentence. The Included Shares of any Remaining Stockholders shall equal the number which is determined by multiplying the number of shares of Common Stock or Preferred Stock owned by the Remaining Stockholders on the date that the Sale Notice is delivered by a fraction, the numerator of which is the number of shares of Common Stock or Preferred Stock which the proposed purchaser desires to purchase and the denominator of which is the total number of shares of Common Stock or Preferred Stock which are outstanding on the date that the Sale Notice is mailed. In the event that the number so determined includes a fraction which is greater than .50, the Included Shares shall be the next larger whole integer and in the event that the number so determined includes a fraction which is equal to or less than .50, the Included Shares shall be the next smaller whole integer. Without limiting the generality of the preceding sentence, if Five Arrows proposes to Transfer all shares owned by Five Arrows then the Included Shares would include all shares owned by the Remaining Stockholder. The net consideration per share of Common Stock or Preferred Stock sold in accordance with this paragraph
         (a) shall be computed based on (and, to the extent available, equal to) the amount that would be payable to the Stockholders upon a liquidation of the Company. All fees and expenses associated with any Transfer of shares of Common Stock or Preferred Stock pursuant to this Section 3.4(a) shall be shared by the Stockholders in proportion to the respective number of their shares of Common Stock or Preferred Stock which are included in such Transfer. Subject to the provisions of
         Section 3.4(d), the Remaining Stockholders shall cooperate and take all necessary action to facilitate consummation of any Share Sale Transaction, including the Transfer of all Included Shares owned by the Remaining Stockholders.

                  (b) Subject to the provisions of Section 3.5, at any time from and after a Trigger Date Event, Five Arrows shall have the right to effectuate a Company Sale Transaction to or with an Independent Third Party. Five Arrows may propose a Company Sale Transaction by giving the Company and the Board notice of its intention to commence an initiative to seek a Company Sale Transaction to an Independent Third Party. To the extent Five Arrows seeks to provide any potential purchasers with confidential information regarding the Company or any of its subsidiaries, the Company and all other Stockholders shall provide to such potential purchasers any information regarding the Company and its subsidiaries, if any, requested by Five Arrows, provided that Five Arrows shall, on behalf of the Company, obtain confidentiality agreements in customary form signed by such potential purchasers. Five Arrows shall deliver written notice to the Company setting forth the net consideration per share of Common Stock and Preferred Stock to be paid in connection with any such Company Sale Transaction and the terms of payment thereof (the "Company Sale Notice") and the Company shall promptly upon receipt thereof deliver a copy thereof to the Remaining Stockholder. If the Company Sale Transaction is structured as a sale of assets, the net consideration per share of Common Stock shall be computed based upon the consideration that would be payable to the Stockholders upon a liquidation of the Company immediately after such sale of assets, taking into account any taxes payable by the Company and any liabilities retained by the Company, in connection with such sale of assets. The Remaining Stockholders shall cooperate and take all necessary action including without limitation, voting their shares in favor of such transaction and transfer of all shares owned by the Remaining Stockholders to facilitate consummation of any Company Sale Transaction.

                  (c) In the event of any proposed Share Sale Transaction or Company Sale Transaction, the Company and all Stockholders shall cooperate in all reasonable respects with the efforts of Five Arrows in connection with any such proposed transaction, including without limitation, by voting all Common Stock to approve such transaction and agreeing to sell all Common Stock or Preferred Stock owned by them in such transaction.

                  3.5      Hospitality Partners' Right of First Offer.

                  (a) In the event Five Arrows seeks to (i) effect a Hotel Sale, or a Share Sale Transaction or a Company Sale Transaction, (ii) at any time after a Trigger Date Event, liquidate, dissolve or wind-up the Company or (iii) Transfer shares to a Section 3.3(c) Transferee, Five Arrows shall deliver a notice notifying Hospitality Partners of its intent to effect such a transaction.

                  (b) Hospitality Partners shall have the option (the "Option"), exercisable in writing (the "Option Notice") no later than 15 days following the delivery to Hospitality Partners of notice by Five Arrows, to agree to:

                           (i) in the case of a Share Sale Transaction or a Transfer to a Section 3.3 Transferee, purchase all or a portion of such shares of Preferred Stock and Common Stock proposed to be disposed of by Five Arrows for an amount equal to that which Five Arrows would have received had the Company sold all of its assets and liquidated and distributed the net proceeds to the Stockholders;

                           (ii) in the case of a Company Sale Transaction or a liquidation, dissolution or winding-up of the Company, purchase all shares of Preferred Stock and Common Stock then held by Five Arrows for an amount equal to that which Five Arrows would have received had the Company sold all of its assets and liquidated and distributed the net proceeds to the Stockholders; or

                           (iii) in the case of a Hotel Sale, purchase such number of shares of Preferred Stock and Common stock then held by Five Arrows that would have been redeemed pursuant to the Mandatory Redemption provisions of the Articles Supplementary applicable to Asset Sales (as defined therein) had such Hotel Sale been an Asset Sale.

                  The amount payable to Five Arrows pursuant to this Section 3.5 shall be determined by a nationally recognized investment bank engaged by the Company and selected by Five Arrows from a list of three investments banks selected by Hospitality Partners from the investment banks listed on Exhibit 3.5 attached hereto, whose determination shall be final and binding on the parties.

                  (c) If at any time during and up until the third anniversary of this Agreement Hospitality Partners has elected to exercise the Option, Hospitality Partners shall pay to Five Arrows upon delivery of the Option Notice $500,000 in cash, which shall be credited against the purchase price of such shares of Stock, and shall consummate such purchase within 90 days after delivery of the Option Notice to Five Arrows. If at any time after the third anniversary of this Agreement Hospitality Partners has elected to exercise the Option, Hospitality Partners shall pay to Five Arrows upon delivery of the Option Notice $200,000 in cash, which shall be credited against the purchase price of such shares of Stock, and shall consummate such purchase within 45 days after delivery of the Option Notice to Five Arrows. In the event Hospitality Partners fails to consummate such purchase within the applicable period, the payment made to Five Arrows upon delivery of the Option Notice shall be forfeited.

                  (d) In the event Hospitality Partners does not elect to purchase the shares of Stock held by Five Arrows within such 15-day period, Five Arrows shall be entitled to dispose of such shares of Stock, effect a Company Sale Transaction or Hotel Sale, or liquidate, dissolve or wind-up the Company, as the case may be, in accordance with the terms hereof.

                  3.6 Mandatory Exchange at the Option of Hospitality Partners. Hospitality Partners shall have the option, exercisable in writing, to require Five Arrows to exchange all shares of Class A Preferred Stock held by Five Arrows into shares of CHP Common Stock in accordance with the terms of Article IV hereof, if (i) shares of CHP Common Stock are listed on a recognized U.S. national securities exchange or over-the-counter market, (ii) the 30 day average trading price per share of the CHP Common Stock is $12.50 or greater (during any 30-day period) and (iii) after such exchange Five Arrows would not own more than 10% of the outstanding shares of CHP Common Stock.


                                   ARTICLE IV

                       EXCHANGE OF CLASS A PREFERRED STOCK

                  4.1  Definitions.   For  purposes  of  this  Article  IV,  the
following terms shall have the following meanings:

                  "Adjusting Distribution" shall have the meaning set forth in paragraph (d)(ii) of Section 4.2 hereof.

                  "CHP Common Stock" shall mean the Common Stock, par value $.01 per share, of CHP.

                  "Capital Interests" shall mean any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation (other than the Class A Preferred Stock of the Company), any and all units or interests, participations (however designated) or other equivalents of a partnership, and any and all equivalent ownership interests in a Person (other than a partnership or a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Company Operation Funds" of the Company for any Reported Quarter, shall mean the sum of (a) $20, unless no cash dividends have been paid to the holders of shares of Class B Preferred Stock with respect to such Reported Quarter, in which event the lesser of $20 and the amount of cash dividends per share of Class A Preferred Stock actually paid to the holders of shares of Class A Preferred Stock during such Reported Quarter, (b) the amount of cash dividends per share actually paid to the holders of shares of Common Stock who also hold shares of Class A Preferred Stock during such Reported Quarter, (c) the quotient obtained by dividing (i) the amount of all loan principal amortization during such Reported Quarter by (ii) the number of shares of Common Stock outstanding at the end of such Reported Quarter, and (d) the quotient obtained by dividing (i) the amount of any increase in reserves in working capital accounts during such Reported Quarter by (ii) the number of shares of Common Stock outstanding at the end of such Reported Quarter, less (e) the quotient obtained by dividing (i) the sum of (a) the amount of amortization expense for capitalized financing costs (excluding amortization of goodwill and other intangibles) incurred during such Reported Quarter and (b) the amount of amortization expense for organizational costs and expenses of the Company incurred during such Reported Quarter by (ii) the number of shares of Common Stock outstanding at the end of such Reported Quarter.

                  "Constituent Person" shall have the meaning set forth in paragraph (e) of Section 4.2 hereof.

                  "Exchange Date" shall mean a date on which any of the shares of Class A Preferred Stock are exchanged for shares of CHP Common Stock pursuant to Section 4.2 hereof.

                  "Exchange Ratio" shall mean the ratio for which the Class A Preferred Stock is exchangeable as of any date, which shall be equal to the quotient obtained by dividing the Company Operation Funds per share by the CHP Funds From Operations per share, as such Exchange Ratio may be adjusted pursuant to Section 4.2 hereof.

                  "Exchange   Shares"  shall  have  the  meaning  set  forth  in
paragraph (a) of Section 4.2 hereof.

                  "Fair Market Value" on any date of determination with respect to the CHP Common Stock or any other Capital Interest, shall mean (a) $10 at such time as the CHP Common Stock is not listed on a national securities exchange and does not have its quotations reported through the National Association of Securities Dealers, Inc. Automated Quotation System or (b) at such time as the CHP Common Stock is so listed or its quotations so reported, the average of the daily Market Prices for the 10 consecutive Trading Days immediately preceding such date. The term "Market Price" on any date shall mean the Closing Price for CHP Common Stock on such date. The "Closing Price" on any date shall mean the last sale price for CHP Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for CHP Common Stock, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if CHP Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal national securities exchange on which CHP Common Stock is are listed or admitted to trading or, if CHP Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price in the over-the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Funds From Operations" shall mean as to any Person the funds from operations of such Person per quarter as computed using such Person's most recent quarterly financial statements but calculated in accordance with the guidelines of the National Association of Real Estate Investment Trusts in effect on the date hereof.

                  "Market Price" shall have the meaning set forth in the definition of "Fair Market Value".

                  "Non-Electing Share" shall have the meaning set forth in paragraph (e) of Section 4.2 hereof.

                  "Regular Quarterly Distribution" shall mean any regular cash distributions of CHP that do not in the aggregate exceed the CHP Funds From Operations for the quarter relating to such distribution.

                  "Reported Quarter" shall mean as to any Person the most recent quarter for which Funds From Operations have been publicly reported (or would have been reported if such Person were required to publicly report).

                  "Rights"  shall  have  the  meaning  set  forth  in  paragraph
(d)(iii) of Section 4.2 hereof.

                  "Rights Agreement" shall have the meaning set forth in paragraph (d)(iii) of Section 4.2 hereof.

                  "Trading Day" shall mean any day on which the securities in question are traded on the New York Stock Exchange, or if such securities are not listed or admitted for trading on the New York Stock Exchange, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

                  "Transaction"  shall have the meaning  set forth in  paragraph
(e) of Section 4.2 hereof.

                  4.2 Exchange of Class A Preferred Stock. Subject to the ownership limitations contained in Sections 7.6 and 7.7 of CHP's Articles of Incorporation as such Articles are in effect at the time of any such exchange, taking into account the waiver of certain ownership limitations referred to in
Section 4.3(a) of the CHP Securities Purchase Agreement, Holders of shares of Class A Preferred Stock shall have the right to exchange all or a portion of such shares for shares of CHP Common Stock, as follows:

                  (a) Subject to and upon compliance with the provisions of this
         Section 4.2, holders of shares of Class A Preferred Stock shall have the right, at any time and from time to time, to exchange all or a portion of such stock into the number of fully paid and non-assessable shares of CHP Common Stock obtained by multiplying the number of shares of Class A Preferred Stock to be exchanged (the "Exchange Shares") by the then extant Exchange Ratio, by surrendering the Exchange Shares together with an equal number of shares of Common Stock, such surrender to be made in the manner provided in paragraph (b) of this Section 4.2.

                  (b) (i) In order to exercise the exchange right, the holder of Exchange Shares shall surrender the certificate representing such Exchange Shares and the certificate representing an equal number of shares Common Stock to CHP, accompanied by written notice to the Company and CHP that the holder thereof elects to exchange such Exchange Shares.

                           (ii) Holders of Exchange Shares at the close of business on a Distribution Payment Record Date shall be entitled to receive the distribution payable with respect to such Exchange Shares on the corresponding Distribution Payment Date, notwithstanding the exchange or transfer thereof following such Distribution Payment Record Date and prior to such Distribution Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid distributions, whether or not in arrears, on exchanged Exchange Shares at the time of such exchange.

                           (iii) Subject to Section 4.2(c), each exchange shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Exchange Shares and the applicable number of shares of Common Stock shall have been surrendered and such notice shall have been received by the Company and CHP, and the person or persons in whose name or names any certificate or certificates for shares of CHP Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares of CHP Common Stock represented thereby at such time on such date, and such exchange shall be at the Exchange Ratio in effect at such time and on such date; provided, however, that if CHP fails to deliver the CHP Common Stock deliverable upon any such exchange, the holder of the Exchange Shares and the applicable number of shares of Common Stock surrendered for exchange shall continue to be deemed the holder thereof until CHP complies with such exchange.

                           (iv) Upon the delivery of the Exchange Shares and the applicable number of shares of Common Stock to CHP and the consummation of the exchange, the Exchange Shares then held by CHP shall automatically be converted on a one for one basis into shares of Class C Preferred Stock.

                  (c) The consummation of the exchange of Exchange Shares shall be subject to compliance with any required approvals of CHP's Stockholders or required filings with the Securities and Exchange Commission or any stock exchange on which the shares of CHP Common Stock may at the time be listed and the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. CHP shall make, at its sole cost and expense, all filings necessary to secure such approval or compliance and achieve such expiration or termination, if applicable, promptly after receiving notice of the holder's election to exchange. Each holder of Exchange Shares shall cooperate with CHP in providing information relating to such holder as may be reasonably required in connection with such filings and approvals.

                  (d) (i) The CHP Funds From Operation per share of CHP Common Stock as reported in the Reported Quarter shall be adjusted from time to time as follows:

                                    If CHP shall (A) make a distribution  on its
         CHP Common Stock (other than Regular Quarterly Distributions), (B) subdivide its outstanding CHP Common Stock into a greater number of shares or (C) combine its outstanding CHP Common Stock into a smaller number of shares after the most recent Reported Quarter, then the CHP Funds From Operations per share of CHP Common Stock as reported in the Reported Quarter shall be recalculated to give effect to such distribution, subdivision or combination.

                           (ii) If CHP shall, by dividend or otherwise, distribute to any holders of shares of its CHP Common Stock evidence of its indebtedness or assets (other than Regular Quarterly Distributions) or rights or warrants to subscribe for or purchase any of its securities or any shares of CHP Common Stock (excluding those which are referred to in and treated under subparagraph (i) above) (any of the foregoing being hereinafter in this subparagraph (ii) called the "Securities" and any dividend or distribution referred to in this subparagraph (ii) called an "Adjusting Distribution"), then, and in each such case, the holders of Class A Preferred Stock shall be entitled to receive concurrently with the receipt by holders of the CHP Common Stock the kind and amount of such Securities or Adjusting Distribution that they would have owned or been entitled to receive had such Class A Preferred Stock been exchanged immediately prior to such distribution or the related record date, as the case may be. In the event of any dividend or distribution to holders of Class A Preferred Stock pursuant to this Section 4.2(d)(ii) in the form of assets, properties or evidence of indebtedness, the fair market value of such dividend or distribution, as of the date of such dividend or distribution, shall be deducted from any amounts payable to holders of Class A Preferred Stock upon the liquidation, dissolution or winding-up of the Company. The fair market value of any dividend or distribution received by the holders of Class A Preferred Stock pursuant to this
         Section 4.2(d)(ii) shall be determined by a nationally recognized investment bank engaged by the Company and selected by the holders of a majority of Class A Preferred Stock from a list of three investments banks selected by the Company from the investment banks listed on
         Exhibit 3.5 attached hereto, whose determination shall be final and binding on the parties.

                           (iii) The occurrence of a distribution or the occurrence of any other event as a result of which holders of shares of CHP Common Stock shall be entitled to receive rights, including exchange rights (the "Rights"), pursuant to any shareholders protective rights agreement (the "Rights Agreement") that may be adopted by CHP shall not be deemed a distribution of Securities for the purposes of any dividend or distribution pursuant to this subparagraph (ii) or otherwise give rise to any adjustment of the CHP Funds From Operation pursuant to this Section 4.2; provided, however, that in lieu of any dividend, distribution or adjustment as a result of any such a distribution or occurrence, CHP shall make provision so that Rights, to the extent issuable at the time of exchange of any shares of Class A Preferred Stock into shares of CHP Common Stock, shall issue and attach to such shares of CHP Common Stock then issued upon exchange in the amount and manner and to the extent and as provided in the Rights Agreement in respect of issuances at the time of shares of CHP Common Stock other than upon exchange.

                           (iv) All calculations under this Section 4.2 (including, without limitation, the calculation of Company Operation Funds, Exchange Ratio and Funds From Operations) shall be made out to the sixth decimal place (with $.000005 being rounded upward) or to the nearest whole share, as the case may be.

                  (e) If CHP  shall  be a party  to any  transaction  (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of CHP Common Stock, sale of all or substantially all of its assets or recapitalization of the CHP Common Stock (excluding any transaction as to which subparagraph (d)(i) of this Section 4.2 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of CHP Common Stock shall be converted into the right to receive stock, partnership interests, securities or other property (including cash or any combination thereof), each share of Class A Preferred Stock shall thereafter be exchangeable for the kind and amount of shares of stock, partnership interests, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of CHP Common Stock for which one share of Class A Preferred Stock was exchangeable immediately prior to such Transaction, assuming such holder of shares of CHP Common Stock (i) is not a Person with which CHP consolidated or into which the CHP merged or which merged into the CHP or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, partnership interests, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, partnership interests, securities and other property (including cash) receivable upon such Transaction is not the same for each share of CHP Common Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, partnership interests, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f)      (i)      If:

                                    (1)   CHP   shall   declare   an   Adjusting
         Distribution; or

                                    (2) CHP shall  authorize the granting to the
         holders of shares of CHP Common Stock or rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants (other than Rights to which the subparagraph (d)(ii) of this Section 4.2 applies); or

                                    (3) there shall be any  reclassification  of
         the CHP  Common  Stock  (other  than an  event  to  which  subparagraph
         (d)(i)(A) of this Section 4.2 applies) or any consolidation or merger to which CHP is a party and for which approval of any shareholders of CHP is required, or a statutory share exchange involving the conversion or exchange of CHP Common Stock into securities or other property, or a self tender offer by CHP for all or substantially all of its outstanding CHP Common Stock, or the sale or transfer of all or substantially all of the assets of CHP as an entirety and for which approval of any shareholders of CHP is required; or

                                    (4)  there  shall  occur  the  voluntary  or
         involuntary liquidation, dissolution or winding-up of the Company or CHP,

                                    then the Company shall cause to be mailed to
         the holders of the Class A Preferred Stock at their addresses as shown on the records of the Company, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such Adjusting Distribution, or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of record of shares of CHP Common Stock to be entitled to such Adjusting Distribution, or granting of rights or warrants are to be determined or
         (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders or record of shares of CHP Common Stock shall be entitled to exchange their CHP Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding-up or (C) the date on which shares are to be redeemed and the number of shares to be redeemed. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 4.2.

                           (ii) If any holders of Class A Preferred Stock have exercised their exchange rights after receiving a notice pursuant to this paragraph (f) but are unable to exchange such Exchange Shares for CHP Common Stock (including, without limitation, as a result of the circumstances described in paragraph (c) of this Section 4.2 hereof ), CHP shall make appropriate arrangements to enable such holders to receive the intended protections afforded by this paragraph (f).

                  (g) Whenever the CHP Funds From Operations per share of CHP Common Stock as reported in the Reported Quarter is adjusted as herein provided, CHP shall (i) promptly prepare (A) an officer's certificate setting forth the CHP Funds From Operations per share of CHP Common Stock after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and (B) a notice of such adjustment of the CHP Funds From Operations per share of CHP Common Stock setting forth the adjusted CHP Funds From Operations per share of CHP Common Stock and the effective date that such adjustment becomes effective, which certificate and notice shall be conclusive evidence of the correctness of such adjustment absent manifest error, and (ii) promptly mail such notice of such adjustment of the Exchange Ratio and a copy of such certificate to the holders of shares of Class A Preferred Stock at such holders' last address as shown on the records of the Company.

                  (h) In any case in which paragraph (d) of this Section 4.2 provides that an adjustment shall become effective on the day next following the record date for an event, CHP may defer until the occurrence of such event issuing to the holder of any Exchange Shares exchanged after such record date and before the occurrence of such event the additional shares of CHP Common Stock issuable upon such exchange by reason of the adjustment required by such event over and above the CHP Common Stock issuable upon such exchange before giving effect to such adjustment.

                  (i) If any action or transaction would require adjustment of the Exchange Ratio pursuant to more than one paragraph of this Section 4.2, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that results in the lowest Exchange Ratio.

                  (j) If CHP shall take any action affecting the CHP Common Stock, other than action described in this Section 4.2, that would materially adversely affect the exchange rights of the holders of shares of the Class A Preferred Stock, the Exchange Ratio for the Class A Preferred Stock shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the holders of a majority of the then outstanding shares of Class A Preferred Stock and the Independent Directors (as defined in the Articles of Incorporation of CHP) of the Board of Directors of CHP shall mutually agree.

                  (k) CHP shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of CHP Common Stock or other securities or property on exchange of the Exchange Shares pursuant hereto.

                  (l) The giving of a Redemption Notice by the Company shall not affect the right of the holders of Class A Preferred Stock to exercise the exchange right pursuant to this Section 4.2 prior to the Redemption Date; provided, however, that if a majority of such holders require the Company to sell, transfer or otherwise dispose of any or all of the Hotels pursuant to Section 2.5(b)(ii) hereof, none of the holders of Class A Preferred Stock shall be entitled to exercise such exchange right after receiving a Notice of Redemption with respect to such sold, transferred or otherwise disposed of Hotel or Hotels, as the case may be.


                                    ARTICLE V

                          LEGENDS ON STOCK CERTIFICATES

                  5.1 Legends on Stock Certificates. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each Stockholder hereby agrees that each outstanding certificate or other instrument representing Common Stock or Class A Preferred Stock or Class B Preferred Stock shall bear legends reading substantially as follows:

                  "The securities represented by this certificate were acquired for investment only and not for resale. They have not been registered under the Securities Act of 1933, as amended, or any state securities law. These securities may not be sold, transferred, pledged, or hypothecated or otherwise disposed of unless first registered under such laws, or unless the Company has received evidence satisfactory to it that registration under such laws is not required."

                  "The securities represented by this certificate are subject to significant restrictions on resale and transfer and certain other restrictions as set forth in a Subscription and Stockholder's Agreement, dated as of February 24, 1999, a copy of which may be obtained from the Company or from the holder of this certificate. No transfer of such securities will be made on the books of the Company unless accompanied by evidence of compliance with the terms of such Agreement."

                  Each such certificate or other instrument shall bear any additional legends which may be required for compliance with state securities or blue sky laws.


                                   ARTICLE VI

                                     CLOSING

                  6.1 Closing. Any Stockholder who is selling (a "Selling Stockholder") and any person who is purchasing any Common Stock or Preferred Stock from a Stockholder pursuant to Section 3.3 or 3.4 shall mutually determine a closing date (the "Closing Date") no later than 30 days after the notice triggering such sale has been delivered in a manner consistent with any applicable provisions contained in this Agreement. The closing shall be held at such time or place as the parties may agree. On the Closing Date, any Selling Stockholder shall deliver certificates with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of Common Stock or Preferred Stock to be purchased by the person exercising an option hereunder, who shall deliver to such Stockholder the purchase price which is payable in cash, by wire transfer of immediately available funds or by certified check payment in New York Clearing House funds, and/or the other consideration, if any, permitted by the terms of this Agreement to be given in exchange for such shares.


                                   ARTICLE VII

                          REPRESENTATIONS AND COVENANTS


                  7.1 Representations of CHP. CHP hereby represents and warrants, as of the date hereof and as of each date Capital Stockholders are required to contribute to the Company any portion of their respective Capital Commitments, as follows:


                  (a) CHP has the full legal right, power and authority to enter into this Agreement, the CHP Securities Purchase Agreement and the other agreements contemplated hereby and thereby, and such instruments do not conflict with any contract or agreement to which it is a party or by which it is bound.


                  (b) The acquisition of the Portfolio Investments by the Company does not conflict with any agreement or contract to which CHP is bound or constitute a taking of a corporate opportunity by the Company from CHP.


                  7.2 Covenants of CHP. CHP hereby covenants, for so long as any shares of Class A Preferred Stock are outstanding, as follows:


                  (a) CHP shall not be a party to any sale, merger or consolidation transaction unless the terms of such transaction are consistent with the provisions hereof, and it shall not consent or agree to the occurrence of any such transaction until CHP has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class A Preferred Stock that will contain provisions enabling the holders of the Class A Preferred Stock that remain outstanding after such transaction to exchange their shares of Class A Preferred Stock into the consideration received by holders of shares of CHP Common Stock at the Exchange Ratio in effect, immediately prior to such transaction.


                  (b) CHP shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of CHP Common Stock, for the purpose of effecting the exchange of shares of Class A Preferred Stock, the full number of shares of CHP Common Stock that at any time and from time to time would be deliverable upon the exchange of all of the shares of Class A Preferred Stock not theretofore exchanged.


                  (c) CHP further covenants that any shares of CHP Common Stock issued upon exchange of shares of CHP Common Stock into which the shares of Class A Preferred Stock are exchangeable shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Exchange Ratio below the then-par value of shares of CHP Common Stock deliverable upon such exchange, CHP shall take any corporate action that in the opinion of its counsel, may be necessary in order that CHP may validly and legally issue fully paid and non-assessable shares of CHP Common Stock at such adjusted Exchange Ratio.


                  (d) CHP further covenants that as promptly as practicable after the surrender of certificates of shares of Class A Preferred Stock, CHP shall cause to be delivered to such holder, or on such holders written order, a certificate or certificates for the number of shares of CHP Common Stock issuable upon exchange of such Class A Preferred Stock in accordance with the terms hereof.


                  (e) CHP further covenants that upon receipt of any certificate representing shares of Class A Preferred Stock, which pursuant to
         Section 4.2(b)(iv) hereof shall have been automatically converted into shares of Class C Preferred Stock, CHP shall promptly deliver such certificate to the Company so that the Company may issue to CHP a certificate or certificates representing an identical number of shares of Class C Preferred Stock.


                  (f) Other than in accordance with and pursuant to employee benefit plans approved by the Board of Directors of CHP, CHP shall not issue any shares of CHP Common Stock (or rights, warrants or other securities convertible into or exchangeable for CHP Common Stock) after the date hereof at a purchase price per share (or having a conversion, exchange or exercise price per share of CHP Common Stock) (excluding the value of services and other intangible assets) of less than $9.50.


                  7.3 Representations of Five Arrows. Five Arrows hereby represents and warrants, as of the date hereof and as of each date Capital Stockholders are required to contribute to the Company any portion of their respective Capital Commitments as follows:


                  (a) Five Arrows has the full legal right, power and authority to enter into this Agreement, the CHP Securities Purchase Agreement and the other agreements contemplated hereby and thereby.


                  (b) The acquisition of the Portfolio Investments by the Company does not conflict with any agreement or contract to which Five Arrows is bound or constitute a taking of a corporate opportunity by the Company from Five Arrows.


                  (c) Five Arrows is an accredited investor as defined in Rule 501 under the Securities Act of 1933, as amended.


                  7.4 Covenants of Five Arrows. If at any time Five Arrows takes control of a majority of the Board in accordance with the terms hereof and the Articles Supplementary, and at such time terminates the Management Agreement and elects to enter into another agreement pursuant to which the Company would receive services similar to those provided under the Management Agreement, Five Arrows covenants that it will cause the Company to enter into such agreement, having a term of not more than two (2) years and that may be terminated within six (6) months of such termination date (or such other term or termination provisions as are required by then applicable rules, guidelines or regulations), only with unaffiliated third parties.


                  7.5 Representations of Hospitality Partners. Hospitality Partners hereby represents and warrants, as of the date hereof and as of each date Capital Stockholders are required to contribute to the Company any portion of their respective Capital Commitments, as follows:


                  (a) Hospitality Partners has the full legal right, power and authority to enter into this Agreement and the other agreements contemplated hereby, and such instruments do not conflict with any contract or agreement to which it is a party or by which it is bound.


                  (b) The acquisition of the Portfolio Investments by the Company does not conflict with any agreement or contract to which Hospitality Partners is bound or constitute a taking of a corporate opportunity by the Company from Hospitality Partners.


                  (c) Hospitality Partners is an accredited investor as defined in Rule 501 under the Securities Act of 1933, as amended.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 Expenses. The reasonable costs and expenses, including, without limitation, attorney's and accountant's fees and expenses, of each of Five Arrows, Rothschild Realty, Inc. ("Rothschild") and Hospitality Partners shall be paid by the Company on the date on which Five Arrows and Hospitality Partners contribute the initial portion of their respective Capital Commitments hereunder. In addition, the Company shall pay to Rothschild a commitment fee in an amount equal to $523,860 (the "Commitment Fee") in cash, by wire transfer to an account specified by Rothschild. Prior to the date hereof, the Company has paid $100,000 to Rothschild and shall pay to Rothschild the balance of the Commitment Fee shall be payable on the date on which Five Arrows contributes the initial portion of its Capital Commitment hereunder.

                  8.2 Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Except with respect to
Section 1.3 hereof, in addition to any other remedies available at law or in equity, any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  8.3 Notice. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either personally, by telecopy (followed by first class U.S. mail), by Federal Express or other reputable express delivery service for overnight delivery, or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed to the Company at its principal offices and to the other parties at their addresses reflected in the stock records of the Company. Each Stockholder, by written notice given to the Company in accordance with this Section 8.3 may change the address to which notices, statements, instructions or other documents are to be sent to such Stockholder. All notices, statements, instructions and other documents shall be deemed to have been given on the date of delivery, if given personally, by telecopy, or by overnight courier, or two days after the date of mailing, if mailed. Whenever pursuant to this Agreement any notice is required to be given by any Stockholder to any other Stockholder or Stockholders, such Stockholder may request from the Company a list of addresses of all Stockholders of the Company, which list shall be promptly furnished to such Stockholder.

                  8.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any transferee of any Stockholder shall acquire any Common Stock, in any manner, whether by operation of law or otherwise, such Common Stock shall be held subject to all of the terms of this Agreement, and by taking and holding such Common Stock such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement; provided, however, that nothing in this Section 8.4 shall give any Stockholder any right to transfer any shares of Common Stock on contravention of the terms of this Agreement.

                  8.5 Governing Law. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, applicable to agreements made and to be wholly performed in such State, without regard to principles of conflicts of laws of Maryland or of any other jurisdiction.

                  8.6 Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement. Unless otherwise indicated, reference in this Agreement to a Section shall be deemed to refer to such Section of this Agreement.

                  8.7 Entire Agreement; Amendment. This Agreement (together with all exhibits hereto) contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersede all prior written agreements and negotiations and oral understandings among the parties hereto, and may not be discharged except by performance, or amended or supplemented except by an instrument in writing signed by the Company, CHP, and each person or entity which at the time of such amendment beneficially owns any shares of Class A Preferred Stock or Class B Preferred Stock. The parties hereto acknowledge and agree that in the event that any conflict or inconsistency between the provisions of this Agreement and the CNL Hospitality Properties, Inc. Subscription Agreement to be delivered pursuant to the CHP prospectus, the provisions of this Agreement shall govern and be deemed controlling.

                  8.8 Inspection. So long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any stockholder of the Company at the principal offices of the Company.

                  8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         [The remainder of this page has been intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first written above.


                                        CNL HOTEL INVESTORS, INC.


                                        By:/s/ James M. Seneff, Jr.
                                           ----------------------------
                                           Name:James M. Seneff, Jr.
                                           Title:Chairman and Chief Executive
                                                 Officer


                                        FIVE ARROWS REALTY SECURITIES II L.L.C.


                                        By: /s/ Matthew W. Kaplan
                                            ------------------------
                                           Name: Matthew W. Kaplan
                                           Title: Manager


                                        CNL HOSPITALITY PARTNERS, LP
                                        By:  CNL Hospitality GP Corp., its
                                             general partner


                                        By: /s/ James M. Seneff, Jr.
                                            ------------------------
                                           Name: James M. Seneff, Jr.
                                           Title:Chairman and Chief Executive
                                                 Officer


                                        CNL HOSPITALITY PROPERTIES, INC.


                                        By:/s/ James M. Seneff, Jr.
                                           ---------------------------
                                           Name:James M. Seneff, Jr.
                                           Title:Chairman and Chief Executive
                                                 Officer

                                  SCHEDULE 2.1A

                    Articles of Incorporation of the Company

                                  SCHEDULE 2.1B

                      Articles Supplementary of the Company

                                  SCHEDULE 2.1C

                              Bylaws of the Company

                                   EXHIBIT 1.3

                                     Hotels

Project                                  Owner
-------------------------------          ----------------------------------

Courtyard:

    Addison, TX                          Acourt Property, Ltd.

    Plano, TX                            PLC Hotel Property, Ltd.

    Scottsdale, AZ                       SAHD Property, L.P.

    Seattle, WA                          Westlake Hotel Property, L.P.


Residence Inn:

    Las Vegas, NV                        LVHC Hotel Property,
                                         Limited Partnership

    Phoenix, AZ                          PARI Hotel Property, L.P.

    Plano, TX                            PLRI Hotel Property, Ltd.


Marriott Suites:

    Dallas, TX                           Marcen Property, Ltd.

                                   EXHIBIT 3.5

                             Investment Bank Choices


AG Edwards
Allen & Company Incorporated
BancBoston Robertson Stephens Inc.
Bear Stearns & Co. Inc.
BT Alex. Brown Incorporated
CS First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman Sachs & Co.
ING Barings Furman Selz L.L.C.
Legg Mason
JP Morgan Securities Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Nationsbanc Montgomery Securities L.L.C.
Paine Webber Incorporated
Salomon Smith Barney Inc.